Exhibit 99.3

REVOCABLE PROXY

FIRST TRUST BANK

1420 East Third Street

Charlotte, North Carolina 28204

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints James E. Harris, Jr., Elaine M. Lyerly, and William G. Seymour (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of First Trust Bank (the “Company”) held of record by the undersigned on October 1, 2012, at the Special Meeting of Shareholders of the Company to be held at the main office of First Trust Bank, 1420 East Third Street, Charlotte, North Carolina, at 10:00 a.m., on November 26, 2012, and at any adjournments thereof:

1.	Merger with Bank of North Carolina: Proposal to approve and adopt the Agreement and Plan of Merger dated June 4, 2012 (the “Merger Agreement”), by and between BNC Bancorp (“BNC”), Bank of North Carolina, and the Company pursuant to which the Company will merge with and into Bank of North Carolina (the “Merger”), with Bank of North Carolina as the surviving entity, and the Merger contemplated by the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION: Proposal to approve a non-binding shareholder advisory vote to approve golden parachute compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ADJOURNMENT OF THE MEETING: Proposal to approve, if necessary, adjournment or postponement of the Special Meeting to solicit additional proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1, 2, AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date:	, 2012

(SEAL)
(Signature)

(SEAL)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.